                                                                    EXHIBIT 12.2



                                   XTRA  INC.
           STATEMENT OF THE CALCULATION OF EARNINGS TO FIXED CHARGES
           ---------------------------------------------------------
             For the three months ended December 31, 1993 and 1992
                             (Thousands of dollars)
                                  (Unaudited)

                                                                                       1993        1992
                                                                                    ---------    ---------
EARNINGS
Income from operations before provision for income taxes                            $  26,917    $  21,833
    Add: Fixed charges (below)                                                          9,897       11,831
                                                                                    ---------    ---------
                                                                                    $  36,814    $  33,664
                                                                                    =========    =========

  FIXED CHARGES
    Interest expense                                                                $   8,503    $  10,359
    Interest portion of rent expense                                                    1,394        1,472
                                                                                    ---------    ---------
                                                                                    $   9,897    $  11,831
                                                                                    =========    =========

    Ratio of Earnings to Fixed Charges                                                   3.7          2.8
                                                                                    =========    =========



Note: For purposes of computing the ratio of earnings to fixed charges, "earnings" represents income from operations before taxes plus fixed charges. "Fixed charges" for operations consist of interest on indebtedness and the portion of rental expense which represents interest.